SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     January 23, 2004

SAVVIS COMMUNICATIONS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-29375	43-1809960
(State or Other Jurisdiction of Incorporation or Organization)	(Commission Number) File	(IRS Employer Identification No.)

1 SAVVIS Parkway, Town &Country, Missouri		63017
(Address of Principal Executive Office)		(Zip Code)

Registrant’s telephone number, including area code:     (314) 628-7000

(Former Name or Former Address, if Changed Since Last Report)

Item 9. Regulation FD Disclosure.

On January 23, 2004, Savvis Communications Corporation issued a press release announcing that it had been selected to acquire substantially all of the assets of Cable & Wireless USA, Inc. and Cable & Wireless Internet Services, Inc. for $155 million in cash and assumed liabilities of approximately $12.5 million. The proposed purchase is currently expected to close in the first quarter of 2004.

Attached as Exhibit 99.1 is a copy of the January 23, 2004 press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SAVVIS COMMUNICATIONS CORPORATION

Date: January 23, 2004	By:	/s/ Jeffrey H. Von Deylen

	Name:	Jeffrey H. Von Deylen
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No	Description

99.1	Press release, dated January 23, 2004.